                                                                      EXHIBIT 99

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                        VALUATION AND QUALIFYING ACCOUNTS

                      ALLOWANCE FOR INVENTORY OBSOLESCENCE



                                                                   ADDITIONS
                                                            -----------------------
                                             BALANCE AT     CHARGED TO                                  BALANCE
                                              BEGINNING      COSTS AND      OTHER       DEDUCTIONS     AT END OF
           DESCRIPTION                        OF PERIOD       EXPENSES     DESCRIBE      DESCRIBE       PERIOD
------------------------------------         ----------     ----------     --------     ----------     ---------
Year ended June 30, 1997 -
Allowance for inventory obsolescence .....   $   92,026       1,273,537                  31,890(1)     1,333,673

Quarter ended September 30, 1997 -
Allowance for inventory obsolescence .....   $1,333,673         156,000          --       8,388(1)     1,481,285

Quarter ended December 31, 1997 -
Allowance for inventory obsolescence .....   $1,481,285         156,000          --       4,865(1)     1,632,420

Quarter ended March 31, 1998 -
Allowance for inventory obsolescence .....   $1,632,420         287,722          --      17,063(1)     1,903,079

(1)  Amount deemed to be obsolete and written off during the period.










                                     Page 23